Exhibit 23.1

A-94/8, Wazirpur Industrial Area, Main Ring Road, Delhi-110052 +91 11 45596689 Web: www.ajsh.in E-mail: info@ajsh.in

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 21, 2022, relating to the financial statements of Mobile Global Esports Inc (The “Company”) and the related notes to the financial statements, which appears in Form S-1/A of the Company Report for the period ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ AJSH & ·Co LLP

October 6, 2022

New Delhi, India